                                                                     EXHIBIT 11

                         DREYER'S GRAND ICE CREAM, INC.

                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                   (unaudited)

                                                                                         Thirteen Weeks Ended
                                                                         ----------------------------------------------------
      (in thousands, except per share amounts)                           April 1, 1995                         March 26, 1994
                                                                         -------------                         --------------
      PRIMARY

      Net income                                                           $     322                             $    1,582

      Weighted average number of shares of common
         stock outstanding                                                    13,971                                 14,698
                                                                           ---------                              ---------

      Net income per share, as reported                                    $     .02                             $      .11
                                                                           =========                             ==========

      Weighted average number of shares of common
         stock outstanding                                                    13,971                                 14,698

      Common stock equivalent--assumed exercise of
         common stock options                                                     95                                     73
                                                                           ---------                             ----------

      Weighted average number of shares of common
         stock outstanding, including common stock
         equivalents                                                          14,066                                 14,771
                                                                           =========                             ==========

      Net income per share                                                 $     .02(1)                          $      .11(1)
                                                                           =========                             ==========

      FULLY DILUTED

      Net income                                                           $     322                             $    1,582

      Add interest expense on convertible subordinated
         debentures issued June 1993, due June 2006 and
         amortization of related issuance costs, net of tax                    1,017                                  1,020
                                                                           ---------                              ---------

      Adjusted net income                                                  $   1,339                              $   2,602
                                                                           =========                              =========

      Weighted average number of shares of common
         stock outstanding                                                    13,971                                 14,698

      Common stock equivalent--assumed exercise of
         common stock options                                                     95                                     73

      Assumed conversion of debentures                                         2,900                                  2,900
                                                                           ---------                              ---------

      Adjusted shares                                                         16,966                                 17,671
                                                                           =========                             ==========

      Net income per share                                                 $     .08(2)                          $      .15(2)
                                                                           =========                             ==========



(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(2) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to APB Opinion No. 15 because it produces an anti-dilutive effect.